EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the purchase of shares on the Nasdaq National Market System.

Date	Type	Price	Shares
7/2/2009	Purchase	$11.13	100
7/2/2009	Purchase	11.1375	111
7/2/2009	Purchase	11.14	59
7/2/2009	Purchase	11.1425	131
7/2/2009	Purchase	11.15	941
7/2/2009	Purchase	11.165	300
7/2/2009	Purchase	11.19	100
7/2/2009	Purchase	11.195	200
7/2/2009	Purchase	11.235	100
7/2/2009	Purchase	11.25	100
7/6/2009	Purchase	10.86	300
7/6/2009	Purchase	10.90	448
7/6/2009	Purchase	10.93	100
7/6/2009	Purchase	10.96	100
7/6/2009	Purchase	10.97	2200
7/6/2009	Purchase	11.00	500
7/7/2009	Purchase	11.00	100
7/7/2009	Purchase	11.10	100
7/7/2009	Purchase	11.40	500
7/8/2009	Purchase	11.20	1412
7/9/2009	Purchase	10.96	200
7/9/2009	Purchase	10.97	100
7/9/2009	Purchase	11.00	100
7/9/2009	Purchase	11.01	100
7/9/2009	Purchase	11.03	300
7/9/2009	Purchase	11.04	36
7/9/2009	Purchase	11.06	214
7/9/2009	Purchase	11.065	100
7/9/2009	Purchase	11.07	350
7/9/2009	Purchase	11.018	200
7/9/2009	Purchase	11.225	100
7/13/2009	Purchase	11.09	100
7/14/2009	Purchase	11.00	1000
7/14/2009	Purchase	11.17	100
7/15/2009	Purchase	11.50	400
7/16/2009	Purchase	11.64	92
7/16/2009	Purchase	11.95	100
7/17/2009	Purchase	11.60	100
7/17/2009	Purchase	11.615	2400
7/20/2009	Purchase	11.875	1000
7/20/2009	Purchase	11.885	1000
7/21/2009	Purchase	11.54	200
7/21/2009	Purchase	11.955	2500
7/23/2009	Purchase	11.94	2500
7/24/2009	Purchase	11.35	100000